SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 20th day of January, 2008

AMONG:

THE CAVALIER GROUP, a Wyoming corporation,
5728 - 125A Street, Surrey, British Columbia V3X 3G8

(“Pubco”)

AND:

UNITED PREMIER MEDICAL GROUP LIMITED,
a Cayman corporation, Century Yard, Cricket Square, Hutchins Drive,
P.O. Box 2681GT, George Town, Grand Cayman, British West Indies

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS
LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.	The Selling Shareholders are the registered and beneficial owners of all 21,329 issued and outstanding shares in the capital of Priveco;

B.

Pubco has agreed to issue 42,658,000 common shares in the capital of Pubco as of the Closing Date, as defined herein, to the Selling Shareholders as consideration for the purchase by Pubco of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders; and

C.

Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS

1.1	Definitions

The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)

“Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 5.1 and 5.2 respectively;

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(f)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(g)

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(h)

“Priveco Shares” shall mean the 21,329 common shares of Priveco held by the Selling Shareholders, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholders;

(i)	“Pubco Shares” shall mean the 42,658,000 fully paid and non-assessable common shares of Pubco, to be issued to the Selling Shareholders by Pubco on the Closing Date;

(j)	“SEC” shall mean the Securities and Exchange Commission;

(k)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(l)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(m)	“Transaction” shall mean the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

1.2	Schedules

The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Selling Shareholders
Schedule 2A	–	Certificate of Non-U.S. Shareholder
Schedule 2B	–	Certificate of U.S Shareholder
Schedule 3	–	National Instrument 45-106 Investor Questionnaire
Schedule 4	–	Directors and Officers of Priveco

Schedule 5	–	Directors and Officers of Pubco
Schedule 6	–	Priveco Leases, Subleases, Claims, Capital Expenditures, Taxes and
Other Property Interests
Schedule 7	–	Priveco Intellectual Property
Schedule 8	–	Priveco Material Contracts
Schedule 9	–	Priveco Employment Agreements and Arrangements

1.3	Currency

All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

2.	THE OFFER, PURCHASE AND SALE OF SHARES

2.1	Offer, Purchase and Sale of Shares

Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Priveco Shares held by the Selling Shareholders.

2.2 3	Consideration

As consideration for the sale of the Priveco Shares by the Selling Shareholders to Pubco, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of two thousand (2,000) Pubco Share for each Priveco Share held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with one of the following legend pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

For Selling Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A

TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For Selling Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3	Share Exchange Procedure

Each Selling Shareholder may exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof, together with:

	(a)	if the Selling Shareholder is not resident in the United States, a Certificate of Non-U.S. Shareholder (the “Regulation S Certificate”), a copy of which is set out in Schedule 2A;

	(b)	if the Selling Shareholder is resident in the United States, a Certificate of U.S. Shareholder (the “Rule 506 Certificate”), a copy of which is set out in Schedule 2B; and

	(c)	a National Instrument 45-106 Investor Questionnaire (the “Questionnaire”), a copy of which is set out in Schedule 3.

2.4	Fractional Shares

Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Pubco Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the

Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Pubco Shares upon surrender of certificates representing the Priveco Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to have such fraction rounded up to the nearest whole number of Pubco Shares and will receive from Pubco a stock certificate representing same.

2.5	Closing Date

The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.6	Restricted Shares

The Selling Shareholders acknowledge that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.7	Exemptions

The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying upon the representations and warranties of the Selling Shareholders set out in the Questionnaires to issue the Pubco Shares under an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) (the “B.C. Securities Act”) and, as a consequence, certain protections, rights and remedies provided by the B.C. Securities Act, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.8	Canadian Resale Restrictions

The Selling Shareholders acknowledge that Pubco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the B.C. Securities Act or any other Canadian jurisdiction may never expire, and the Pubco Shares may be subject to resale restrictions in Canada for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Pubco Shares by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

3.	REPRESENTATIONS AND WARRANTIES OF PRIVECO

As of the Closing, Priveco and the Selling Shareholders, jointly and severally, represent and warrant to Pubco, and acknowledge that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1	Organization and Good Standing

Priveco is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco taken as a whole.

3.2	Authority

Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated hereby have been duly authorized by Priveco’s board of directors. No other corporate or shareholder proceedings on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c) as limited by public policy.

3.3	Capitalization of Priveco

The entire authorized capital stock and other equity securities of Priveco consists of 39,000,000 common shares (the “Priveco Common Stock”). As of the date of this Agreement, there are 21,329 shares of Priveco Common Stock issued and outstanding. All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the Cayman Islands and its Constitution and Articles of Association. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional common shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any common shares of Priveco Common Stock. There are no agreements purporting to restrict the transfer of the Priveco Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Priveco Common Stock.

3.4	Shareholders of Priveco Common Stock

As of the Closing Date, Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Priveco Common Stock including each holder’s name, address and number of Priveco Shares held. Each Shareholder holds their respective shares indicated free and clear of all liens, charges or encumbrances. The fair value of each shareholder’s respective Priveco Shares is in excess of CDN$150,000.

3.5	Directors and Officers of Priveco

The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 4.

3.6	Corporate Records of Priveco

The corporate records of Priveco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.7	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its subsidiaries, or any of their respective material property or assets;

(b) violate any provision of the Constitution, Articles of Association or any other constating documents of Priveco, any of its subsidiaries or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco, any of its subsidiaries or any of their respective material property or assets.

3.8	Actions and Proceedings

To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Priveco or which involves any of the business, or the properties or assets of Priveco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco taken as a whole (a “Priveco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Priveco Material Adverse Effect.

3.9	Compliance

(a)

To the best knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco;

(b)

To the best knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect;

(c)

Priveco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)

Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco has not received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

3.10	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco of the Transaction contemplated by this Agreement or to enable Pubco to continue to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11	Financial Representations

The consolidated audited balance sheets for Priveco for its last two fiscal years plus any consolidated unaudited balance sheets for Priveco dated on or before September 30, 2007 (the “Priveco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Priveco Financial Statements”) to be supplied on or before the Closing Date:

(a) are in accordance with the books and records of Priveco;

(b) present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(c) have been prepared in accordance with GAAP.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.12	Absence of Undisclosed Liabilities

Priveco does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

	(a)	are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;

	(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or

(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Priveco Financial Statements

3.13	Tax Matters

	(a)	As of the date hereof:

(i)

Priveco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco, and

(ii) all such returns are true and correct in all material respects;

(b)

Priveco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non- payment of which will not have a Priveco Material Adverse Effect;

(c)

Priveco is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

to the best knowledge of Priveco, the Priveco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco for the accounting period ended on the Priveco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Priveco Accounting Date or for any profit earned by Priveco on or prior to the Priveco Accounting Date or for which Priveco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Priveco Financial Statements.

3.14	Absence of Changes

Since the Priveco Accounting Date, Priveco has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

	(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

	(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

	(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

	(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

	(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

	(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.15	Absence of Certain Changes or Events

Since the Priveco Accounting Date, there has not been:

	(a)	a Priveco Material Adverse Effect; or

	(b)	any material change by Priveco in its accounting methods, principles or practices.

3.16	Subsidiaries

Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.17	Personal Property

Priveco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to Pubco. All such property is used in the business of Priveco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6.

3.18	Intellectual Property

(a) Intellectual Property Assets

Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i) all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(ii) all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii) all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

(b) Agreements

Schedule 7 contains a complete and accurate list and summary description, including any royalties paid or received by Priveco, of all contracts and agreements relating to the Intellectual Property Assets to which Priveco is a party or by which Priveco is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Priveco is the licensee. To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c) Intellectual Property and Know-How Necessary for the Business

Except as set forth in Schedule 7, Priveco is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Schedule 7, all former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco. No employee, director, officer or shareholder of Priveco owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco.

(d)	Patents

Except as set out in Schedule 7, Priveco does not hold any right, title or interest in and to any Patent and Priveco has not filed any patent application with any third party. To the best knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)	Trademarks

Except as set out in Schedule 7, Priveco does not hold any right, title or interest in and to any Mark and Priveco has not registered or filed any application to register any Mark with any third party. To the best knowledge of Priveco, none of the Marks, if any, used by Priveco infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)	Copyrights

Schedule 7 contains a complete and accurate list and summary description of all Copyrights. Priveco is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)	Trade Secrets

Priveco has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Priveco has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Priveco. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19	Insurance

The products sold by and the assets owned by Priveco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.20	Employees and Consultants

All employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period. Priveco is not aware of any labor conflict with any employees that might reasonably be expected to have a Priveco Material Adverse Effect. To the best knowledge of Priveco, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

3.21	Real Property

Priveco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound, as set out in Schedule 6, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.22	Material Contracts and Transactions

Schedule 8 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.23	Certain Transactions

Priveco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.24	No Brokers

Priveco has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.25	Completeness of Disclosure

No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF PUBCO

As of the Closing, Pubco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

4.1	Organization and Good Standing

Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Pubco.

4.2	Authority

Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c) as limited by public policy.

4.3	Capitalization of Pubco

The entire authorized capital stock and other equity securities of Pubco consists of 200,000,000 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”). As of the date of this Agreement, there are 7,490,000 shares of Pubco Common Stock issued and outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

4.4	Directors and Officers of Pubco

The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 5.

4.5	Corporate Records of Pubco

The corporate records of Pubco, as required to be maintained by it pursuant to the laws of the State of Wyoming, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the law of the State of Wyoming in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.6	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b) violate any provision of the applicable incorporation or charter documents of Pubco; or

(c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

4.7	Validity of Pubco Common Stock Issuable upon the Transaction

The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8	Actions and Proceedings

To the best knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Pubco, threatened against Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (a “Pubco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Pubco Material Adverse Effect.

4.9	Compliance

(a)

To the best knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

(b)

To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Pubco Material Adverse Effect;

(c)

Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

4.10	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11	SEC Filings

Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents. The Pubco SEC Documents constitute all of the documents and reports that Pubco was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

4.12	Financial Representations

Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of March 31, 2007, and unaudited balance sheets for Pubco dated as of August 31, 2007 (the “Pubco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements:

	(a)	are in accordance with the books and records of Pubco;

	(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and

	(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.13	Absence of Undisclosed Liabilities

Pubco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

	(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

	(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

4.14	Tax Matters

	(a)	As of the date hereof:

(i)

Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii) all such returns are true and correct in all material respects;

	(b)	Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c)

Pubco is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

4.15	Absence of Changes

Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Pubco has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

	(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

	(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled,

modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

	(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

	(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

	(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

	(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

	(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16	Absence of Certain Changes or Events

Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

	(a)	a Pubco Material Adverse Effect; or

	(b)	any material change by Pubco in its accounting methods, principles or practices.

4.17	Subsidiaries

Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the Pubco SEC Documents.

4.18	Personal Property

There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

4.19	Employees and Consultants

Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents.

4.20	Material Contracts and Transactions

Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except as disclosed in writing to Priveco or as disclosed in the Pubco SEC Documents.

4.21	No Brokers

Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.22	Internal Accounting Controls

Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pubco’s certifying officers have evaluated the effectiveness of Pubco’s controls and procedures as of end of the filing period prior to the filing date of the Form 10-QSB for the quarter ended August 31, 2007 (such date, the “Evaluation Date”). Pubco presented in its most recently filed Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Pubco’s internal controls (as such term is defined in Item 307 of Regulation S-B under the Exchange Act) or, to Pubco’s knowledge, in other factors that could significantly affect Pubco’s internal controls.

4.23	Listing and Maintenance Requirements

Pubco is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which Pubco’s common stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.

4.24	Application of Takeover Protections

Pubco and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Pubco as a result of the transactions under this Agreement or the exercise of any rights pursuant to this Agreement.

4.25	No SEC or NASD Inquiries

Neither the Pubco nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or NASD. Pubco currently do not have any outstanding comment letters or other correspondences from the SEC or the NASD.

4.26	No Liabilities

Upon Closing, Pubco shall have no direct, indirect or contingent liabilities outstanding that exceed $10,000.

4.27	Completeness of Disclosure

No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1	Conditions Precedent to Closing by Pubco

The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a) Representations and Warranties

The representations and warranties of Priveco and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco will have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b) Performance

All of the covenants and obligations that Priveco and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c) Transaction Documents

This Agreement, the Priveco Documents, the Priveco Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Priveco

Pubco will have received a certificate from the Secretary of Priveco attaching:

(i) a copy of Priveco’s Constitution, Articles of Association and all other incorporation documents, as amended through the Closing Date; and

(ii) copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Legal Opinion – Priveco

Pubco will have received an opinion, dated as of the Closing Date, from counsel for Priveco, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to Pubco and its counsel.

(f)	Third Party Consents

Pubco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(g)	Employment Agreements

Pubco will have received from Priveco copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of Priveco as set out on Schedule 9 attached hereto, which constitute all of the employees reasonably necessary to operate the business of Priveco substantially as presently operated.

(h)	No Material Adverse Change

No Priveco Material Adverse Effect will have occurred since the date of this Agreement.

(i)	No Action

No suit, action, or proceeding will be pending or threatened which would:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii) cause the Transaction to be rescinded following consummation.

(j)	Outstanding Shares

Priveco will have no more than 21,329 shares of Priveco Common Stock issued and outstanding on the Closing Date.

(k)	Delivery of Financial Statements

Priveco will have delivered to Pubco the Priveco Financial Statements, which financial statements will include audited financial statements for Priveco’s two fiscal years, prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(l)	Due Diligence Review of Financial Statements

Pubco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Priveco Financial Statements.

(m)	Due Diligence Generally

Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholders which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of Priveco by Pubco or its representatives; and

(iii)	title to the material assets of Priveco.

(n)	Compliance with Securities Laws

Pubco will have received evidence satisfactory to Pubco that the Pubco Shares issuable in the Transaction will be issuable:

	(i)	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S; and

	(ii)	in reliance upon an exemption from the prospectus and registration requirements of the B.C. Securities Act.

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the B.C. Securities Act for the issuance of Pubco Shares to each Selling Shareholder, Priveco will deliver to Pubco on Closing, a Regulation S Certificate or Rule 506 Certificate, as applicable, and a Questionnaire duly executed by each Selling Shareholder.

5.2	Conditions Precedent to Closing by Priveco

The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

	(a)	Representations and Warranties

The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)	Performance

All of the covenants and obligations that Pubco are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	Transaction Documents

This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)	Secretary’s Certificate – Pubco

Priveco will have received a certificate from the Secretary of Pubco attaching:

(i) a copy of Pubco’s Articles of Incorporation and Bylaws, as amended through the Closing Date; and

(ii) copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Legal Opinion – Pubco

Priveco will have received a legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Priveco and its counsel.

(f)	Third Party Consents

Priveco will have received from Pubco duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement, in the form and substance reasonably satisfactory to Priveco.

(g)	No Material Adverse Change

No Pubco Material Adverse Effect will have occurred since the date of this Agreement.

(h)	No Action

No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii) cause the Transaction to be rescinded following consummation.

(i)	Outstanding Shares

On the Closing Date, Pubco will have no more than 7,490,000 common shares issued and outstanding in the capital of Pubco.

(j)	Public Market

On the Closing Date, the shares of Pubco Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.

(k)	Due Diligence Review of Financial Statements

Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco Financial Statements, the Pubco SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(l)	Due Diligence Generally

Priveco will be reasonably satisfied with their due diligence investigation of Pubco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1	Notification of Financial Liabilities

Priveco will immediately notify Pubco in accordance with Section 10.6 hereof, if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.2	Access and Investigation

Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co- operate with the other party and its representatives in connection with such investigations.

6.3	Confidentiality

All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

6.4	Notification

Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5	Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Pubco will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6	Conduct of Priveco and Pubco Business Prior to Closing

From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.7	Certain Acts Prohibited – Priveco

Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco will not, without the prior written consent of Pubco:

	(a)	amend its Constitution, Articles of Association or other incorporation documents;

	(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;

	(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

	(e)	not:

(i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock, or

(ii) split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or

(f)

not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8	Certain Acts Prohibited – Pubco

Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Priveco:

	(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;

	(b)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;

	(c)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock; or

(d) materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.9	Public Announcements

Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required by the disclosure obligation imposed on Pubco or Priveco or their respective affiliates under rules or regulations of any stock exchange or laws of any jurisdiction.

6.10	Employment Agreements

Between the date of this Agreement and the Closing Date, Priveco will have made necessary arrangements to employ all of the hourly and salaried employees of Priveco reasonably necessary to operate such business substantially as presently operated. Priveco agrees to provide copies of all such agreements and arrangements that evidence such employment at or prior to Closing.

6.11	Pubco Board of Directors

The current directors of Pubco will adopt resolutions appointing Wong Yuen Yee, Wong Yao Wing, Andrew B. Kramer and Lau Kin Chung to the Board of Directors of Pubco and will accept the resignations of Gerald Williams and Roy West as directors of Pubco, which appointments and resignations will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Transaction. If applicable, Pubco will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

6.12	Pubco Officers

The current directors of Pubco will adopt resolutions appointing Mr. Jay Mcfarland as the Chief Executive Officer, Mr. Edwin Chan as the Chief Financial Officer and Mr. Kenneth Lee as the Chief Operation Officer of Pubco and will accept the resignations of Gerald Williams as the sole officer of Pubco, which appointments and resignations will be effective on Closing.

7.	CLOSING

7.1	Closing

The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2	Closing Deliveries of Priveco and the Selling Shareholders

At Closing, Priveco and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;

(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

	(c)	share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement;

	(d)	certificates and other documents required by Sections 2.3 and 5.1 of this Agreement;

	(e)	a certificate of an officer of Priveco, dated as of Closing, certifying that:

(i) each covenant and obligation of Priveco has been complied with; and

(ii) each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing;

	(f)	the Priveco Documents, the Priveco Financial Statements and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction;

	(g)	copies of all agreements and arrangements required by Section 6.10 of this Agreement.

7.3	Closing Deliveries of Pubco

At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

	(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

	(b)	all certificates and other documents required by Section 5.2 of this Agreement;

	(c)	a certificate of an officer of Pubco, dated as of Closing, certifying that:

(i) each covenant and obligation of Pubco has been complied with; and

(ii) each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;

	(d)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction; and

	(e)	the resolutions required to effect the changes contemplated in Sections 6.11 and 6.12 of this Agreement.

7.4	Additional Closing Delivery of Pubco

At Closing, Pubco will deliver or cause to be delivered the share certificates representing the Pubco Shares.

8.	TERMINATION

8.1	Termination

This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a) mutual agreement of Pubco and Priveco;

(b)

Pubco, if there has been a material breach by Priveco or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Selling Shareholders that by its nature cannot be cured);

(c)

Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)

Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to 21 days after the delivery of the Priveco Financial Statements, unless the parties hereto agree to extend such date in writing; or

(e)

Pubco or Priveco if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2	Effect of Termination

In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.	INDEMNIFICATION, REMEDIES, SURVIVAL

9.1	Certain Definitions

For the purposes of this Article 9 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

9.2	Agreement of Priveco to Indemnify

Priveco will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3	Agreement of the Selling Shareholders to Indemnify

The Selling Shareholders will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a) any breach by the Selling Shareholders of Section 2.2 of this Agreement; or

(b)

any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the Regulation S Certificate, Rule 506 Certificate or the Questionnaire executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

9.4	Agreement of Pubco to Indemnify

Pubco will indemnify, defend, and hold harmless, to the full extent of the law, Priveco and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

10.	MISCELLANEOUS PROVISIONS

10.1	Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2	Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3	Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4	Expenses

Pubco will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Pubco and Priveco will bear its respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5	Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6	Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco or any of the Selling Shareholders:

UNITED PREMIER MEDICAL GROUP LIMITED
Room 903, Tung Wai Commercial
Building, 109 – 111 Goucester Road
Wanchai, Hong Kong

Attention:	Mr. Wong Yao Wing, Robert
Telephone:	(852) 2511-8008
Facsimile:	(852) 2511-8928

With a copy (which will not constitute notice) to:

Troutman Sanders

Attention:	Ms. Shirley Lau
Telephone:	(852) 2533 7831
Facsimile:	(852) 2533-7898

If to Pubco:
THE CAVALIER GROUP
5728 - 125A Street
Surrey, British Columbia CanadaV3X 3G8

Attention:	Gerard Williams
Telephone:	1-888-755-9766

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia Canada V6C 3H1

Attention:	William L. Macdonald
Telephone:	(604) 687-5700
Facsimile:	(604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7	Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8	Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9	Assignment

This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10	Governing Law

This Agreement will be governed by and construed in accordance with the laws of Hong Kong applicable to contracts made and to be performed therein.

10.11	Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12	Gender

All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13	Business Days

If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the Province of British Columbia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14	Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15	Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.16	Schedules and Exhibits

The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE CAVALIER GROUP.

Per:
Authorized Signatory
Name: Gerard Williams
Title: President

UNITED PREMIER MEDICAL GROUP LIMITED

Per:
Authorized Signatory
Name: Wong Yao Wing, Robert
Title:

CROSS CONTINENT CAPITAL LLC

Per:
Authorized Signatory	ALLEN FREEDMAN

ANDREW B. KRAMER	AVERY LIPMAN

BARON SILVERSTEIN	BURT AHRENS

BURTON J. GOLD	ISABEL R. GOLD

CARY A. KOPLIN	IRA ROLLOVER FBO
CARY A. KOPLIN, NEUBERGER BERMAN

COSTA CONSTANTINE	YVONNE CONSTANTINE

PRIVATE SECTOR ADVISORS, INC.	TERRA CAPITAL MANAGEMENT, LLC

Per:	Per:
Authorized Signatory	Authorized Signatory

DONALD J. BRADY	ALVIN ROSENFELD

DOROTHY ROSENFELD	EDWARD J. AGOSTINI

COUGAR TRADING LLC

Per:
Authorized Signatory	ERIK KATZ

K. INVESTMENTS V, LLC

Per:
Authorized Signatory	FELICIA B. AXELROD

TECHSTAR PARTNERS, LLC

Per:
Authorized Signatory	JANE L. LEVY

JONATHAN R. PARKS	JOYCE CHAIKIN AHRENS

KEVIN J. GUTHRIE	LARRY ABRAMS

MARTIN FLEISHER DEFINED BENEFIT
PENSION PLAN

Per:
Authorized Signatory	LEON SUTTON

EAST HUDSON, INC.

Per:
Authorized Signatory	MELINDA H. REACH

FOXHURST ASSOCIATES LP

Per:
Authorized Signatory

HYMAN FAMILY TRUST

Per:
Authorized Signatory	MICHAEL HYMAN

THE HEGYI FAMILY
LIMITED PARNTERSHIP

Per:
Authorized Signatory	LARRY KRAMER

MONROE JAY CHAIKIN	MONTE T. LIPMAN

DAROTH INVESTORS LLC

Per:
Authorized Signatory	PAUL P. HUFFARD IV

UPMG INVESTORS LLC

Per:
Authorized Signatory	RICHARD ALLEN

RICHARD D. RIPPE	SANDRA L. RIPPE

RICHARD EISNER	RICHARD L. YETT

RICHARD LEVY	ROBERT F. PORGES

ROBERT L. FRIEDMAN	SAM SEIDMAN

GAGNON SECURITIES LLC

Per:
Authorized Signatory	STEPHEN R. SEILER

TED LEVINE	TRAVIS ANDERSON

BEACON MANAGEMENT CORPORATION

Per:
Authorized Signatory	WILLIAM MICHAEL BROWN

JEFF MARKELSON	SUSAN E. LEVY

CONTRA VC LLC

Per:
Authorized Signatory	THOMAS L. O’CONNELL

DAVID HALE SMITH II
CHARITABLE REMAINDER UNITRUST

Per:
Authorized Signatory	DAVID H. SMITH

FIVEX LLC	INTERIM ADVANTAGE FUND LLC

Per:	Per:
Authorized Signatory	Authorized Signatory

TAILWIND VC, LLC

Per:
Authorized Signatory

PHYPERS INVESTMENT COMPANY, LLC

Per:
Authorized Signatory	DEAN P. PHYPERS

JOHN P. RAKOSKE	ROBERT MICHAEL AGATE

DUNN PENSION TRUST C-1	RAM MAX GROUP LIMITED

Per:	Per:
Authorized Signatory	Authorized Signatory

CYTRA CORPORATION	JADE TREASURE
INTERNATIONAL LIMITED

Per:	Per:
Authorized Signatory	Authorized Signatory

SKYWAY DEVELOPMENTS LIMITED	I MART HOLDINGS LIMITED

Per:	Per:
Authorized Signatory	Authorized Signatory

PACIFIC PHOENIX INVESTMENT
MANAGEMENT LTD.

Per:
Authorized Signatory	CHENG SEK WU

J. CALVIN JOHNSON	JIM CONWAY

MOTION GAIN INC.

Per:
Authorized Signatory	LEI SAU IAN

EVERACCESS PROFITS LIMITED

Per:
Authorized Signatory	MARY STINCHCOMB COCKE

MICHAEL CARL	PANG SIEW MAN

HAPPY TONE LIMITED

Per:
Authorized Signatory	ROBERT HINES

ART MEDIA LIMITED

Per:
Authorized Signatory	WONG WING HUNG

EGOAL EXPERTISE LIMITED

Per:
Authorized Signatory	WONG YAO SING, HERBERT

AUTOSCALE RESOURCES LTD.	TOPSINO INDUSTRIES LIMITED

Per:	Per:
Authorized Signatory	Authorized Signatory

SUN LIHUA	CHOW CHUNG KAI

CHOW WAI MAN, GRACE	IP TO KWAN

NG MIU HUNG	LI WAI YIN, ANDREW

SMART BOOM INVESTMENT LTD.

Per:
Authorized Signatory	LEE TSZ KIN

ANGLO HOLDINGS GROUP LTD.

Per:
Authorized Signatory	LIN JIA YING

LaGUARDIA REAL ESTATE	WHITE DIVINE HOLDINGS LIMITED
ASSOCIATES INC

Per:	Per:
Authorized Signatory	Authorized Signatory

WHITE LOTUS HOLDINGS LIMITED

Per:
Authorized Signatory	BONNIE PUI GEE, AU YEUNG

KINGS CROSS CORPORATION

Per:
Authorized Signatory	MA WAI HUNG, VINCENT

GOLDEN MOUNT MANAGEMENT LTD.	LEGEND LIGHT GROUP LIMITED

Per:
Authorized Signatory	Authorized Signatory

IRON SHIELD HOLDINGS LIMITED	HUNTING HAWK HOLDINGS LIMITED

Per:	Per:
Authorized Signatory	Authorized Signatory

GOLDEN BUFFALO HOLDINGS	GLOWING SUNSET LIMITED
LIMITED

Per:	Per:
Authorized Signatory	Authorized Signatory

GENTLE GRAZE GROUP LIMITED	ASA CANDLER

Per:	Per:
Authorized Signatory	Authorized Signatory

STONEGATE NATURAl RESOURCES	BRIAN W. BERNIER
LLC

Per:	Per:
Authorized Signatory

WILLIAM WHALEM

Per:
Authorized Signatory

SCHEDULE 1
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

THE SELLING SHAREHOLDERS

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
B01	Allen Freedman	525 County Highway, 40 Charlotteville, NY 12036, USA	36	72,000
B02	Cross Continent Capital LLC	6661 NW 43rd Terrace, Boca Raton, FL 33496, USA	36	72,000
B03	Andrew B. Kramer	622 Third Avenue, 32nd Floor, New York, NY 10017, USA	131	262,000
B04	Avery Lipman	11 Prospect Lane, Sands Point, NY 11050, USA	101	202,000
B05	Baron Silverstein	32 Forest Drive, Port Washington, NY 10050, USA	72	144,000
B06	Burt Ahrens	24th Floor, 1370, 6th Avenue New York, NY 10017, USA	365	730,000
B07	Burton J. Gold	81 Winthrop Road, Plainview, NY 11803, USA	71	142,000
B08	Messrs. Burton J. Gold & Isabel R. Gold	81 Winthrop Road, Plainview, NY 11803, USA	35	70,000
B09	Mr. Cary A. Koplin	19 East 72nd Street, New York, NY 10021, USA	60	120,000
B10	IRA Rollover FBO Cary A. Koplin, Neuberger Berman	19 East 72nd Street, New York, NY 10021, USA	28	56,000
B11	Costa and Yvonne Constantine	969 Park Avenue, New York, NY 10028-0322, USA	36	72,000
B12	Prviate Sector Advisors, Inc	34 Fremont Road, Sleepy Hollow, New York 10591, USA	45	90,000
B13	Terra Capital Management, LLC	43 Ridgecrest Road, Stamford, CT 06903, USA	48	96,000

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
B14	Donald J. Brady	Brady Services, 1915 Church Street 27405, P.O. Box 13587, Greensboro, NC 27415-3587, USA	36	72,000
B15	Alvin and Dorothy Rosenfeld	54 Canfield Drive, Stanford, CT 06902, USA	12	24,000
B16	Edward J. Agostini	20 Sutton Place South, New York, NY 10022, USA	51	102,000
B17	Cougar Trading LLC	30th Floor, 1370, 6th Avenue New York, NY 10019, USA	120	240,000
B18	Erik Katz	2 Pond Lane, Sands Point, NY 11050, USA	223	446,000
B19	Felicia B. Axelrod	343 East 30 Street, Apartment 15C, New York, NY 10016, USA	48	96,000
B20	K. Investments V, LLC	787 Seventh Avenue, 6/F, New York, NY 10019, USA	920	1,840,000
B21	Jane L. Levy	2104 Granville Road, Greensboro, NC 27408, USA	36	72,000
B22	Techstar Partners, LLC	170 Brittany Way, Blue Bell, PA 19422, USA	96	192,000
B23	Jonathan R. Parks	3995 Nassau Point Road, Cutchogue, New York 11935, USA	107	214,000
B24	Joyce Chaikin Ahrens	24th Floor, 1370, 6th Avenue New York, NY 10017, USA	54	108,000
B25	Kevin J. Guthrie	1904 Pembroke Road, Greensboro, NC 27408, USA	12	24,000
B26	Larry Abrams	101 Westcott Street, Apt.1601, Houston, TX 77007, USA	88	176,000
B27	Larry Kramer	254 West 25th Street Apt., 6C, New York, NY 10001-7325, USA	70	140,000
B28	Leon Sutton	2600 Netherland Ave., #3102 Riverdale, NY 10463, USA	36	72,000
B29	Martin Fleisher Defined Benefit Pension Plan	176 East, 71st Street, #2B, New York, NY 10021, USA	72	144,000
B30	East Hudson, Inc.	14000 Quail Springs Parkway, Suite 2200, Oklahoma City, OK 73134, USA	239	478,000

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
B31	Melinda H. Reach	PO Box 976, 83 Main Street, Blue Hill, ME 04614, USA	36	72,000
B32	Foxhurst Associates LP	446 Foxhurst Road, Oceanside, NY 11572, USA	58	116,000
B33	Hyman Family Trust	446 Foxhurst Road, Oceanside, NY 11572, USA	59	118,000
B34	Michael Hyman	446 Foxhurst Road, Oceanside, NY 11572, USA	78	156,000
B35	The Hegyi Family Limited Partnership	1708 Morton Avenue, Ann Arbor, MI 48104, USA	48	96,000
B36	Monroe Jay Chaikin	Walco, 127 West 25th Street, 10/F, New York, NY 10001, USA	72	144,000
B37	Monte T. Lipman	19 Stone Paddock Place, Bedford, NY 10506, USA	70	140,000
B38	Paul P. Huffard IV	138 Mansfield Avenue, Darien, CT 06820, USA	72	144,000
B39	Daroth Investors LLC	750 Third Avenue, 22nd Floor, New York, NY 10017, USA	20	40,000
B40	UPMG Investors LLC	c/o Top Rock, LLC 1225, 17th Street, Suite 2440 Denver, CO 80202 USA	48	96,000
B41	Richard Allen	83 Maple Avenue, Greenwich CT 06830, USA	30	60,000
B42	Richard D. Rippe and Sandra L. Rippe	103 E, 86th Street, Apt. 5-A, New York, NY 10028, USA	36	72,000
B43	Richard Eisner	1107, 5th Avenue, New York, NY 10128, USA	100	200,000
B45	Richard L. Yett	219 East 69th Street, Apt 9-J, New York, NY 10021, USA	18	36,000
B46	Richard Levy	3901 Riverdale Road, Greensbord, NC27406, USA	90	180,000
B47	Robert F. Porges	343 East 30 Street, Apartment 15C, New York, NY 10016, USA	48	96,000
B48	Robert L. Friedman	68 Island Drive, Rye NY105580, USA	48	96,000

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
B49	Sam Seidman	300 Central Park West, New York, NY 10024, USA	18	36,000
B50	Stephen R. Seiler	38 Devon Road, Newton, MA 02459, USA	72	144,000
B51	Gagnon Securities LLC	1370 Avenue of the Americas, 24/F, New York, NY 10019, USA	156	312,000
B52	Ted Levine	c/o Ted Levine Eisner LLP 750, Third Avenue New York, NY 10017, USA	20	40,000
B53	Travis Anderson	26/F, Gilder Gagnon Howe, 1775 Broadway, NY 19917, USA	187	374,000
B54	William Michael Brown	61 Sawmill Lane, Greenwich, CT 06830, USA	24	48,000
B55	Beacon Management Corporation	408 Battleground Avenue, Greensboo, NC 27401, USA	18	36,000
B57	Jeff Markelson	530 Park Avenue Apartment 12-XH New York, NY 10021, USA	46	92,000
B58	Susan E. Levy	Health Marketing Solutions, Inc. 321 High School Road, Suite D-3, PMB 376, Bainbridge Island, WA98110, USA	18	36,000
B59	Thomas L. O’Connell	3808 Camden Falls CT Greensboro, NC 27410 USA	20	40,000
D01	Contra VC LLC	34 Shorehaven Road, East Norwalk, CT 06855, USA	30	60,000
D02	David H. Smith	34 Shorehaven Road, East Norwalk, CT 06855, USA	638	1,276,000
D03	David Hale Smith II Charitable Remainder Unitrust	233 Hartford Turnpike, Hamden, CT 06517, USA	14	28,000
D04	FIVEX LLC	34 Shorehaven Road, East Norwalk, CT 06855, USA	263	526,000
D05	Interim Advantage Fund LLC	34 Shorehaven Road, East Norwalk, CT 06855, USA	33	66,000
D06	Tailwind VC, LLC	34 Shorehaven Road, East Norwalk, CT 06855, USA	50	100,000

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
D07	Dean P. Phypers	311 Island Creek Drive, Vero Beach, Fla 32963, USA	114	228,000
D08	Phypers Investment Company, LLC	311 Island Creek Drive, Vero Beach, Fla 32963, USA	64	128,000
D09	John P. Rakoske	4501 Silver Fox Drive Naples, FL 34119, USA	80	160,000
D10	Robert Michael Agate	20 Bermuda Raod, Westport, CT 06880, USA	30	60,000
D11	Dunn Pension Trust C-1	309 SE Osceola St., Suite 208, Stuart, FL 34994, USA	163	326,000
J01	Ram Max Group Limited	Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands	964	1,928,000
J03	Jade Treasure International Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	312	624,000
J04	Skyway Developments Limited	P. O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands	430	860,000
R01	I Mart Holdings Limited	12th Floor, 3 Lockhart Road, Wanchai, Hong Kong	250	500,000
R02	Cheng Sek Wu	9C, Block 2, Victoria Centre, 15 Watson Road, North Point, Hong Kong	400	800,000
R04	Pacific Phoenix Investment Management Ltd.	The Creque Building, 216 Main Street, Road Town, Tortola, British Virgin Islands	320	640,000
R05	J Calvin Johnson	6205 N. Santa FC #200, Oklahoma City, OK 73116, USA	60	120,000
R06	Jim Conway	6205 N. Santa FC #200, Oklahoma City, OK 73116, USA	20	40,000
R07	Motion Gain Inc	Unit 1601, Ruttonjee Center, 11 Duddell Street, Central, Hong Kong	106	212,000
R08	Lei Sau Ian	Avenida Dr. Rodrigo, Rodrigues No. 426, EDIF, Veng Tai, 15 Andar C15, Macau	209	418,000

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
R09	Everaccess Profits Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	25	50,000
R10	Mary Stinchcomb Cocke	2418 Harris Blvd Austin, TX 78703 USA	50	100,000
R11	Michael Carl	6205 N. Santa FC #200, Oklahoma City, OK 73116, USA	50	100,000
R12	Pang Siew Man	23/F, Block 43, Baguio Villas, Pokfulam, Hong Kong	157	314,000
R13	Robert Hines	6205 N. Santa FC #200, Oklahoma City, OK 73116, USA	20	40,000
R14	Happy Tone Limited	P. O. Box 3136, Road Town, Tortola, British Virgin Islands	250	500,000
R16	Art Media Limited	Rm. 1201-10, Alexandra House, 16-20 Charter Road, Central, Hong Kong	105	210,000
R18	Wong Wing Hung	c/o Mr. Micael Tse, 9th Floor, Wincom Centre, 39-41 Des Voeux Road, Central, Hong Kong	100	200,000
R19	Wong Yao Sing, Herbert	740 Polo Club Drive, Austin, Texas 78737, USA	100	200,000
R21	Egoal Expertise Limited	Rm 903 Tung Wai Commercial Building, 109-111 Gloucester Raod, Wan Chai, Hong Kong	109	218,000
R23	Autoscale Resources Ltd.	Rm 903 Tung Wai Commercial Building, 109-111 Gloucester Raod, Wan Chai, Hong Kong	6,000	12,000,000
R25	Topsino Industries Limited	Flat 2301, Fook Lee Commercial Centre, 33 Lockhart Road, Wanchai, Hong Kong	480	960,000
R26	Sun Lihua	38 Xin Yuan Quan Fa Hua Yuan, No. 2 North Xiang Jiang Road, Beijin 100103 China	500	1,000,000
R27	Chow Chung Kai	6 Suffolk Road Kowloon Hong Kong	625	1,250,000
R28	Chow Wai Man, Grace	Block 13, Flat 1173 Hong Kong Parkview 88 Tai Tam Reservoir Road Hong Kong	675	1,350,000

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
R29	Ip To Kwan	Room 12, 12/F, Block B, New Trade Plaza, No. 6 On Ping Street, Shatin, N.T., Hong Kong	48	96,000
R30	Ng Miu Hung	Flat 4, 26/F, Block B, Lai Chi Kok Bay Graden, Lai King Hill Road, Kowloon, Hong Kong	60	120,000
R31	Li Wai Yin, Andrew	Lane 833, Shui Cheng Road, Building 14, Unit 1801, Changning District, Shanghai, China	5	10,000
R32	Smart Boom Investment Ltd.	Room 1204, 12/F, Wing On Centre, 111 Connaught Road Central, Hong Kong	397	794,000
R33	Lee Tsz Kin	Flat D, 49/F, Block 3, Aquamarine, No. 8 Sham Shing Road, Kowloon, Hong Kong	176	352,000
R34	Anglo Holdings Group Ltd.	Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Vrigin Islands	100	200,000
R35	Lin Jia Ying	Room 404, 9 He Ping Road, Dong Shan Qu, Guangzhou, China	25	50,000
B60	LaGuardia Real Estate Associates Inc.	2600 Netherland Ave., #3102 Riverdale, NY 10463, USA	24	48,000
R40	White Divine Holdings Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	50	100,000
R41	White Lotus Holdings Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	50	100,000
R42	Bonnie Pui Gee, AU YEUNG	A2, 13th Floor, Ventris Place, Ventris Road, Happy Valley, Hong Kong	460	920,000
R43	Kings Cross Corporation	Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town, Tortoal, British Virgin Islands	430	860,000
R44	Ma Wai Hung, Vincent	c/o Soma International Limited. 6th Floor, Tower 1, South Seas Centre, 75 Mody Road, Tsimshatsui East, Kowloon Hong Kong	54	108,000

Ref No.	Shareholder’s Name	Address	Number of Priveco Shares Held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
R45	Golden Mount Management Ltd.	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	500	100,000
R48	Legend Light Group Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	50	100,000
R49	Iron Shield Holdings Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	50	100,000
R50	Hunting Hawk Holdings Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	50	100,000
R51	Golden Buffalo Holdings Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	50	100,000
R52	Glowing Sunset Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	50	100,000
R53	Gentle Graze Group Limited	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands	29	58,000
D12	Cytra Corporation	34 Shorehaven Road, East Norwalk, CT 06855, USA	4	8,000
D13	Asa Candler	4099 Tamiami Trail N., Suite 305 Naples, Florida 34103, USA	50	100,000
D14	StoneGate Natural Resources Ltd.	401 Edgewater Place, Suite 120, Wakefield, MA 01880, USA	6	12,000
D15	Brian W. Bernier	401 Edgewater Place, Suite 120, Wakefield, MA 01880, USA	6	12,000
D16	William Whalem	69 Oriole Way, Westbury, NY 11590, USA	15	30,000

SCHEDULE 2A
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of THE CAVALIER GROUP, a Wyoming corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated _____________, 2007 (the “Agreement”), among Pubco, UNITED PREMIER MEDICAL GROUP LIMITED., a Hong Kong corporation (“Priveco”) and the shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

     1. the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

     2. none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

     3. the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares prior to the expiration of a period of one year after the date of original issuance of the Pubco Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

     4. the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

     5. the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

     6. the Selling Shareholder has not acquired the Pubco Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Pubco Shares pursuant to registration thereof under the U.S.

Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

     7. the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

     8. Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

     9. Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

     10. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

     11. the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

     12. the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

     13. the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)

the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

     14. the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     15. the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     16. no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Shares;

(b)	that any person will refund the purchase price of any of the Pubco Shares;

(c)	as to the future price or value of any of the Pubco Shares; or

(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     17. none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     18. the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

     19. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

     20. the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

     21. the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

     22. the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

     23. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: __________________________________________________, 2008

Signature

Print Name

Title (if applicable)

Address

SCHEDULE 2B
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of , THE CAVALIER GROUP, a Wyoming corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated _____________, 2007 (the “Agreement”), among Pubco, UNITED PREMIER MEDICAL GROUP LIMITED, a Hong Kong corporation (“Priveco”) and the shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

     1. the undersigned satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the undersigned satisfies.)

_____	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

_____	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.

_____	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_____	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_____	Category 6	A director or executive officer of the Company.

_____	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_____	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Selling Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Selling Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

     2. none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

     3. the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

     4. the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

     5. the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

     6. Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

     7. Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

     8. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

     9. the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

     10. the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

     11. the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)

the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 11(c) and 11(d) above to the satisfaction of Pubco, acting reasonably;

     12. the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     13. the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     14. no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Shares;

(b)	that any person will refund the purchase price of any of the Pubco Shares;

(c)	as to the future price or value of any of the Pubco Shares; or

(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     15. none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     16. the undersigned is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

     17. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

     18. the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

     19. the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO,

THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

     20. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

Date:_____________________ , 2008
Signature

Print Name

Title (if applicable)

Address

SCHEDULE 3
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

NATIONAL INSTRUMENT 45-106 INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Pubco that the Selling Shareholders will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by the British Columbia Securities Commission in respect to the issuance of the Pubco Shares pursuant to the Transaction. Pubco will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Selling Shareholder covenants, represents and warrants to Pubco that:

1.	the Selling Shareholder is (check one or more of the following boxes):

	(a)	a director, executive officer, employee or control person of Pubco or an affiliate of Pubco	[ ]

	(b)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(c)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(d)	a close personal friend of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(e)	a close business associate of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(f)	a founder of Pubco or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of Pubco	[ ]

	(g)	a parent, grandparent, brother, sister or child of the spouse of a founder of Pubco	[ ]

(h)

a company, partnership or other entity which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (a) to (g) above

[ ]

	(i)	purchasing the Pubco Shares as principal with an aggregate value of more than CDN$150,000	[ ]

	(j)	an accredited investor	[ ]

2.

if the Selling Shareholder has checked one or more of boxes b, c, d, e, f, g or h in section 1 above, the director(s), executive officer(s), control person(s) or founder(s) of Pubco with whom the Selling Shareholder has the relationship is:

(Instructions to Selling Shareholder: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box h, also indicate which of a to g describes the securityholders or directors which qualify you as box h and provide the names of those individuals. Please attach a separate page if necessary).

3.

If the Subscriber has ticked box j in section 1 above, the Selling Shareholder acknowledges and agrees that Pubco shall not consider the Selling Shareholder’s request for Pubco Shares for acceptance unless the undersigned provides to Pubco:

	(i)	the information required in sections 4 and 5; and

	(ii)	such other supporting documentation that Pubco or its legal counsel may request to establish the Selling Shareholder’s qualification as an Accredited Investor;

4.

the Selling Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Selling Shareholder is able to bear the economic risk of loss arising from such Transaction;

5.	the Selling Shareholder satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

	[ ]	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

	[ ]	an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

	[ ]	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

	[ ]	an entity, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;

	[ ]	an entity registered under the securities legislation of a jurisdiction of Canada as an advisor or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador), or any entity organized in a foreign jurisdiction that is analogous to any such person or entity; or

	[ ]	an entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The Selling Shareholder acknowledges and agrees that the Selling Shareholder may be required by Pubco to provide such additional documentation as may be reasonably required by Pubco and its legal counsel in determining the Selling Shareholder’s eligibility to acquire the Pubco Shares under relevant securities legislation.

     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of _________, 2008.

Date:_____________________ , 2008
Signature

Print Name

Title (if applicable)

Address

SCHEDULE 4
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:
Ms. Wong Yuen Yee
Mr. Wong Yao Wing, Robert

Officers:
Mr. Henry J. Macfarland – Chief Executive Officer
Dr. Kenneth Lee – Chief Operation Officer
Mr. Chan Kam Fai, Edwin – Chief Financial Officer

SCHEDULE 5
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Gerard W. Williams
Roy D. West

Officers:
Name	Office
Gerard W. Williams	President, Secretary, Treasurer

SCHEDULE 6
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES,
TAXES AND OTHER PROPERTY INTERESTS

1.	Tenancy Agreement (房屋租賃協議)
Property : Room 904, 9th Floor, Tung Wai Commercial Building,
     109-111 Gloucester Road, Wanchai, Hong Kong
Landlord : Len Shing (Xiangfan) Company Limited
Tenant : Proactive Medicare Enterprise (Hong Kong) Limited
     (保康動力企業(香港)有限公司)
Period : 16 June 2006 – 15 June 2008
Rent : HKD16,497 per month	14 Jun 2006
2.	Tenancy Agreement (房屋租賃協議)
Property : Room 1505, Block A, Hui Ya Garden,
     251 Tian He Bie Road, Tian He District,
     Guangzhou, PRC
    (中國廣州天河區天河北路251號 [荟雅苑] A座1505室)
Landlord : Hui Chi Keung(吳志强)
Tenant : Guangzhou Inno-Proactive Medicare Consultancy Limited
     (廣州滙創保康企業服務咨詢有限公司)
Period : 1 July 2004 – 30 June 2006
Rent : RMB5,300 per month	1 Jul 2006
3.	Tenancy Agreement (房屋租賃協議)
Property : 1st & 2nd Floor, 358 Lung Quan Fang,
     Zhao Zhou Road, Shanghai, Hong Kong
     (上海膠州路358弄裙房1-2層)
Landlord : Shanghai Health Education Centre (上海健康教育所)
Tenant : Proactive Medicare Enterprise (Hong Kong) Limited
     (保康動力企業(香港)有限公司)
Period : 27 July 2001 – 26 July 2011
Rent : RMB50,000 per month	27 Jul 2001

4.	Tenancy agreement (房屋租賃協議)
Property : Flat 5M-5O, Block A, Cai Fu Square,
     7060 Shen Nam Da Road, Fu Tian District,
     Zhenzhen, PRC
     深圳市福田區深南大道7060號財富廣場A座-50室
Landlord : Ng Wai Fu (吳偉鋒)
Tenant : UPMG (US) Limited
Period : 20 July 2005 – 20 July 2007
Rent : RMB2,500 per month	20 Jul 2005
5.	Tenancy agreement (房屋賃租協議)
Property : Room 3C2, Dian Wu Zhoung He Lou,
     Jian Yi Zhi Street, Tian Shou Road,
     Tian He District, Guangzhou, PRC
     (廣州天河區天夀路沾益直街電務綜合樓號3C2房號)
Landlord : Guangzhou Point to Point Business Service Limited
     (廣州點對點商務服務有限公司)
Tenant : Guangzhou Inno-Proactive Medicare Consultancy Limited
     (廣州匯創保康企業服務咨詢有限公司)
Period : 16 June 2007 – 15 June 2008
Rent : HKD1,980 per month	16 Jun 2007
6.	Tenancy agreement (房屋賃租協議)
Property : Building 16, 302, Ding Xiang Apartment,
     800 Hua Shan Road, Shanghai, PRC
     (上海市華山路800號丁香公寓16#302)
Landlord : Li Gang (李剛)
Tenant : Guangzhou Inno-Proactive Medicare Consultancy Limited
     (廣州匯創保康企業服務咨詢有限公司)
Period : 16 June 2007 – 15 June 2008
Rent : HKD7,500 per month	16 Jun 2007

SCHEDULE 7
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO INTELLECTUAL PROPERTY

- NIL -

SCHEDULE 8
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND
THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO MATERIAL CONTRACTS

Contracts with Johns Hopkins International, L.L.C.

Document Name	Date and Term	Parties	Subject Matter / Related Document
1. Educational and Consulting Services Agreement	15 June 2002 7 years or earlier if terminated pursuant to termination clause. Extendable for 5 years	JHI and PMEHK	Consulting services related to obstetrics and gynaecology

Consideration:

PMEHK shall pay to JHI:

º First contract year: US$200,000 prepayment and US$50,000 administrative and project management fees

º Second contract year onwards: annual prepayment of US$50,000 and US$20,000 administrative and project management fee

º Fees are calculated according to hourly rates of JHI staff. The prepayments described above shall be credited to the invoices of the relevant year in which it is paid.

º Other payments to be borne by PMEHK include legal fees incurred by JHI to obtain advice on Chinese law and costs of any necessary transactions.

º JHI may make available protocols, guidelines, and other intellectual property on a limited non-exclusive basis in connection with the services

º PMEHK shall maintain insurance coverage including:

  ºAll risk, fire and extended coverage for all buildings, equipment and other personal property of PMEHK

  º General liability coverage in amount of not less than US$1,000,000 per occurrence and US$3,000,000 in aggregate

  º Professional liability insurance as and when it becomes customary in the PRC

Document Name	Date and Term	Parties	Subject Matter / Related Document

  º Any mandatory statutory coverage including employees compensation

º JHI shall maintain the following insurance coverage:

  º General liability coverage in an amount not less than US$1,000,000 per occurrence and US$3,000,000

2. Licensing Agreement	15 June 2002 7 years unless terminated pursuant to termination clause Extendable for 5 years	JHI and PMEHK	Granting of limited, non-exclusive and non-transferable right and license to limited use of the Mark

Consideration:

a. PMEHK shall pay quarterly royalty fee determined according to the number of child birth deliveries at the PRC facilities and membership numbers at such facilities

b. Grant of warrants for JHI to purchase 2% (on diluted basis) of PME stock (intended to be UPMG)

Insurance and Indemnity:

º PMEHK shall maintain general liability insurance and medical malpractice insurance if and when such insurance becomes customary

º Each use of the mark has to be approved by JHI and limited to clinical programs with respect to which JHI had provided material services to PMEHK within preceding 2 years

º Use of mark shall be exclusive to PMEHK in 10 designated cities

3. Novation and Assignment Agreement for Education and Consulting Services Agreement	11 April 2003	PMEHK, PMEUS and JHI	PMEUS assumes all rights and obligations of Education and Consulting Services Agreement

PMEUS to provide pledge of Herbert Wong’s stock in UPMG up to 10% of total outstanding stock of UPMG

PMEUS to undertakes that all its activities in the PRC are carried out exclusively by PMEHK

Herbert Wong has to maintain executive management control over PMEUS and PMEHK, otherwise considered event of default

4. Novation and Assignment for Licensing Agreement	11 April 2003	PMEHK, PMEUS and JHI	PMEUS assumes all rights and obligations of Licensing Agreement PMEUS grants warrants to JHI to acquire 2% of the stock in each of PMEUS and UPMG

Document Name	Date and Term	Parties	Subject Matter / Related Document

PMEUS undertakes that all its activities in the PRC are carried out exclusively by PMEHK

Herbert Wong has to maintain executive management control over PMEUS and PMEHK, otherwise considered event of default

5. Amendment to Licensing Agreement	8 August 2003	JHI and PMEUS	Include Zhongshan, Dongguan, Zhuhai, Foshan and Shekou as designated cities Original designated cities: Shanghai, Beijing, Guangzhou, Shenzhen, Dalian, Xiamen, Chengdu, Zhengzhan, Wuhan and Xian
6. Second Amendment to Licensing Agreement	10 June 2004	JHI and PME	Extend term from 7 years to 12 years from date of execution; Expiry = 14 June 2014
7. 1st Amendment to Educational and Consulting Services Agreement	10 June 2004	JHI and PME	Amend term from 7 years to 12 years from date of execution; Expiry = 14 June 2014

Hospital Contracts

Document Name	Date and Term	Parties	Subject Matter / Related Document
1. 合作协议书 (Co-Operative Agreement)	31 March 2005 Term for 5 years from 1 January 2005 Extendable for 5 years	中国褔利会国际和平妇幼保健院 (“IPMCHH”) and 美国保康国际集团 (UPMG (U.S.) Limited) (“UPMGUS”)	IPMCHH entered into this agreement with UPMGUS relating to the operation of the newly built VIP Centre:

º Manage the day to day operations of the VIP Centre and administrative matters.

º Manage the employment of qualified staff and oversee appropriate work arrangements.

º Marketing of services and provide annual report as well as annual financial budget.

º Design, renovation and maintenance of the VIP Centre.

º UPMGUS is responsible to:

  - Organise management team from personnel of UMPGUS and JHI

  - Introduce JHI’s management systems, protocols and concepts to the VIP Centre

Document Name	Date and Term	Parties	Subject Matter / Related Document

  - Offer advice on facilities and equipment of the VIP Centre
  - Prepare working report, annual planning and healthcare quality report
  - Arrange for decoration of VIP Centre
  - Marketing and client management
  - Liaison with JHI and other international healthcare facilities, arrange training and academic exchanges

º The profit of IPMCHH is guaranteed at RMB10 million. The balance between RMB10 million and any exceeding RMB10 million shall be payable to UPMGUS and JHI as consultancy fees. If IPMCHH’s profit is less than RMB10 million, UPMGUS shall not receive any consultant fees.

º If profit is above RMB20 million, the amount above 20 million shall be split 60%/40% between IPMCHH and UPMGUS respectively.

2. (a) 合作协议书 (Co-Operative Agreement	2 February 2004 5 years and a further 3 to 5 years	中国褔利会国际和平妇幼保健院 (“IPMCHH”) and 保康动力企业(香港)有限公司 (“PMEHK”)	IPMCHH entered into an agreement with the Group to create a 3 floors VIP Obstetric Centre (“VIP Floors”) of area 4,000 sq. meter (“VIP Floors”), on new wing of IPMCHH hospital (the “hospital”). Same concept as one signed in 18/07/2003:

º IPMCHH has established a VIP Floors in the new wing of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant.

º IPMCHH is responsible to :

  - send people to US for training, operation, medical issues, business and clients management
  - pay PME(HK) a annual consultancy fee which is the net profit of the VIP Floors
  - Responsible for the Gas, water, electricity, oxygen, catering, disinfectant and telecommunication of the VIP Floors.
  - Pay VIP Floors overhead cost and operating cost includes insurances.
  - Responsible to provide general check up facilities and surgery facilities.

º PMEHK is responsible for:

  - Obstetric centre management, medical consultant and assisting in client

Document Name	Date and Term	Parties	Subject Matter / Related Document

  management
  - Obstetric centre renovation and all related fees
  - Obstetric centre necessary imported equipments and management software not more than RMB15M.
  - First Year revenue guarantee to IPMCHH of RMB10M which includes the equipments imported by PMEHK
º VIP Floors responsible for:
  - Independent financial report of the VIP centre
  - Responsible for the daily consumable utilities of the VIP Floors.

(b) 合作协议书 (Co-Operative Agreement)	21 March 2003 3 years	中国褔利会国际和平妇幼保健院 (“IPMCHH”) and 保康动力企业(香港)有限公司 (“PMEHK”)	IPMCHH entered into an agreement with the Group to create a VIP Obstetric Centre (“VIP Centre”), on the 6th floor of IPMCHH (the “hospital”). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Shanghai. Healthcare executives from the Group’s U.S. team will coordinate the supervision and management of the VIP Centre.

º IPMCHH has established a VIP Centre on the 6th floor of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant

º IPMCHH is responsible to :

  - send physicians to US for training, operation, medical issues, business and clients management
  - pay PMEHK a minimum RMB100,000 as monthly consulting fee which varies in accordance with revenue level of the birthing center as set out in the agreement.
  - Responsible for the Gas, water, electricity, oxygen, catering, disinfectant and telecommunication of the VIP Centre.
  - Responsible for the daily consumables of the VIP centre.
  - Pay VIP centre overhead cost and operating cost includes insurances.
  - Responsible to provide general check up facilities and surgery facilities.

Document Name	Date and Term	Parties	Subject Matter / Related Document
º PME(HK) is responsible for:
  - Separate account from the hospital, independent financial reporting
  - Obstetric centre management, medical consultant and assisting in client management
  - Obstetric centre renovation and all related fees
  - Obstetric centre imported equipments and the maintenance
  - Pay staff bonus of VIP Centre
  - Participating and inviting JHI to establish a laboratory in the hospital
  - Participating to establish a medical management JV with the hospital

º Both parties will cooperate to establish a hospital management company

(b) (i) 协议书 (Agreement)	18 July 2002	中国褔利会国际和平妇幼保健院and 保康动力企业(香港)有限公司
(ii) 终止合作协议书 (Termination Agreement) terminating the above	31 December 2004
3. 技术交流与合作协议书 (Technical Exchange and Co-Operative Agreement)	6 March 2005	厦门市妇幼保健院/林巧稚妇儿医院 ("厦门婦幼") and 香港保健动力(厦门)有限公司 (Proactive Medicare (Xiamen) Company Limited) ("PMEX")	厦门婦幼 entered into an agreement with the Group to create a VIP obstetric centre (“VIP Centre”), on the twelfth floor of the main building.

º厦门婦幼 is responsible to :

  - providing the twelfth floor of the hospital as the site of the VIP centre
  - obtain all requisite and necessary approvals and consents from relevant government departments
  - obtain approval from Pricing Bureau for the fixed fees for services provided in the VIP centre
  - upon receiving authorization to use the Mark, be responsible for taking out the renovation works on the site
  - sending a team of doctors and caretakers to the United States for training

Document Name	Date and Term	Parties	Subject Matter / Related Document

  in operations, medical issues, business and clients management
  - Responsible for the provision and maintenance of the VIP centre and the equipments.
  - Responsible for the provision of utilities as well as, oxygen, catering, disinfectant and telecommunication of the VIP Centre.
  - Responsible for the daily consumables of the VIP centre.
  - Responsible for risk management and bearing costs of possible medical 0isputes
  - Responsible to provide and maintain general check up facilities and surgery facilities.

º PMEX is responsible for:

  - Liaison with JHI and to bear all costs of the established relationship with JHI

  - Invitation to JHI to assess the development of the VIP centre and to obtain the approval/authority for use of the Mark from JHI before the opening of the VIP centre
  - Payment of all fees and expenses to JHI related to use of the Mark
  - Using the standards of JHI and other international standards as reference for the design and development of the designated floor as well as technical support and management Obstetric centre management, medical consultant and assisting in client management
  - During the term of the agreement, PMEX may not operate similar facilities in conjunction with other medical or healthcare institutions in Xiamen, 泉州 and 漳州.
  - Invite relevant experts from JHI to visit the VIP Centre and make assessments of and give advice on the medical skills and managements of the VIP Centre
  - Year 1-send 2 doctors, 1 chief nurse and 1 senior nurse to JHI in the United States for two weeks’ training. Thereafter, for every two years, shall send two doctors or nurses to JHI. Cost of airfare to borne by the VIP Centre and other training, accommodation and food to be paid for by PMEX.

Document Name	Date and Term	Parties	Subject Matter / Related Document

  - Arrange for visits by JHI experts before the opening of the VIP Centre, thereafter, for each year of operation, PMEX shall arrange for visits by JHI personnel and be responsible for the costs other than accommodation which shall be borne by the VIP Centre.
  - Also set up 24 hours hotline for communication with JHI

º VIP Centre is responsible for:

  - Independent financial report of the VIP centre
  - Pay PMEX a monthly consultancy fee in the basis that :
  - Before PMEX reach the break even of the investment: after deduct the 3% staff welfare fund from the revenue of the VIP centre, PMEJ will get 20% of the revenue which between RMB 0 - 100,000 plus 80% of the revenue above RMB 90,000.
  - After PMEX reach the break even of the investment: after deduct the 3% staff welfare fund from the revenue of the VIP centre, PMEJ will get 20% of the revenue which between RMB 0 - 90,000 plus 50% of the revenue above RMB 90,000.

4. 合作协议书 (Co-Operative Agreement)	5 February 2004 10 years	济南市妇幼保健院 ("济南妇幼")and 香港保康动力医疗(济南)有限公司 (Proactive Medicare Enterprise (Jinan) Limited) ("PMEJ")	濟南婦幼 entered into an agreement with the Group to create a VIP Obstetric Centre (“VIP Centre”), on the 1st floor of west wing of 濟南婦幼 (the “hospital”). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Jinan. Healthcare executives from the Group’s U.S. team will coordinate the supervision and management of the VIP center.

º 濟南婦幼 has established a VIP Centre on the 1st floor of the west wing of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant

º 濟南婦幼 is responsible to :
  - send people to US for training, operation, medical issues, business and clients management
  - responsible for the maintenance of the VIP centre and the equipments.
  - Responsible for the Gas, water, electricity, oxygen, Catering,

Document Name	Date and Term	Parties	Subject Matter / Related Document

  disinfectant and telecommunication of the VIP Centre.
  - Responsible for the daily consumables of the VIP centre.
  - Responsible to provide general check up facilities and surgery facilities.

º PMEJ is responsible for:

  - Obstetric centre management, medical consultant and assisting in client management
  - Obstetric centre renovation and all related fees
  - Obstetric centre necessary imported equipments and the equipments maintenance, Fees of upgrade or replacement of the equipments will negotiate case by case.
  - First operating year, send and responsible for 3 physicians from hospital to JHI for a 3 months training; than every 3 year send 1 physician to JHI for training.
  - First year, arrange and responsible for a 3 days visit physicians training course of JHI to the hospital
  - First year, arrange and responsible for a 10 days nurse training course from JHI to hospital. And a 10 days Group’s nurse training course to hospital from 2nd year onwards.
  - Provide and responsible for a total quality management training bi-annually.

º First year, arrange and responsible for the 3 evaluation reports from JHI in regarding the hospital; and once a year from 2nd year onwards.

º VIP Centre is responsible for:

  - Independent financial report of the VIP centre
  - Pay PMEJ a monthly consultancy fee in the basis that:
  - Before PMEJ reach the break even of the investment: after deduct the 3% staff welfare fund from the revenue of the VIP centre, PMEJ will get 20% of the revenue which between RMB 0 - 90,000 plus 80% of the revenue above RMB 90,000.

º After PMEJ reach the break even of the investment: after deduct the 3%

Document Name	Date and Term	Parties	Subject Matter / Related Document
staff welfare fund from the revenue of the VIP centre, PMEJ will get 20% of the revenue which between RMB 0 - 90,000 plus 50% of the revenue above RMB 90,000.
5. 合作协议书 (Co-Operative Agreement)	25 April 2004 10 years	北京妇产医院 ("北京妇产") and 香港保康动力医疗(北京)有限公司 (Proactive Medicare (Beijing) Company Limited) ("PMBC")	北京婦產 entered into an agreement with the Group to create a VIP Obstetric Centre (“VIP Centre”), on the 1st and 3rd floor of 北京婦產 (the “hospital”). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Beijing. Healthcare executives from the Group’s U.S. team will coordinate the supervision and management of the VIP center.

º 北京婦產 has established a VIP Centre on the 1st and 3rd Floors of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant

º 北京婦產 is responsible to :
  - send people to US for training, operation, medical issues, business and clients management
  - Responsible to provide general check up facilities and surgery facilities.

º PMBC is responsible for:

  - Obstetric centre management, medical consultant and assisting in client management
  - Obstetric centre renovation and all related fees
  - Obstetric centre necessary equipments and the equipments maintenance and replacement and upgrading.
  - Before operation, send and responsible for 3 physicians from hospital to JHI for training. 2nd year onwards, once for every year send 1 physicians from the hospital to JHI for training.
  - Arrange physicians from JHI visit hospital, responsible for travel and accommodation, Food & Beverage.

- Provide and responsible for a total quality management training bi-annually. - Provide business projection and strategy advise, evaluation report to the hospital once per year

Document Name	Date and Term	Parties	Subject Matter / Related Document

  - Arrange seminar of hospital management bi-annually.

º Provide and responsible for the hospital management software to the VIP centre (include after sale and maintenance services).

º VIP Centre is responsible for:

  - Independent financial reporting of VIP centre.
  - Responsible for the Gas, water, electricity, oxygen, catering, disinfectant and telecommunication of the VIP Centre.
  - Responsible for the maintenance of the VIP centre and the equipments.
  - Responsible for the insurance, daily consumables of the VIP centre.
  - Responsible for the salary related payments of the personnel’s of the VIP Centre.
  - Responsible for mark and license of JHI.
  - Pay PMBC a consultancy fee in the basis that :
       <> 1st to 2nd year: 60% of the net profit.
       <> 3rd year onwards: 50% of the net profit.

6. (a) 合作协议书 (Co-Operative Agreement)	27 February 2004 10 years	佛山市妇幼保健院/佛山市妇儿医院 ("佛山妇幼") and 保康动力医疗(香港)有限公司 (Proactive Medicare Services (Hong Kong) Limited) ("PMSHK")	佛山婦幼 entered into an agreement with the Group to create a VIP Obstetric Centre (“VIP Centre”), on the 8th floor of the new wing of 佛山婦幼 (the “hospital”). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Foshan. Healthcare executives from the Group’s U.S. team will coordinate the supervision and management of the VIP center.

º 佛山婦幼 has established a VIP Centre on the 8th floor of the new wing of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant

º 佛山婦幼 is responsible to :

  - send people to US for training, operation, medical issues, business and clients management

Document Name	Date and Term	Parties	Subject Matter / Related Document
- responsible for the maintenance of the VIP centre and the equipments. - Responsible to provide general check up facilities and surgery facilities.

º PMSHK is responsible for:

  - Obstetric centre management, medical consultant and assisting in client management
  - Obstetric centre renovation and all related fees
  - Obstetric centre necessary imported equipments and the equipments maintenance
  - First operating year, send and responsible for 3 physicians from hospital to JHI for training.
  - First year, arrange and responsible for a 10 - days visit nurse training course of JHI to the hospital; and a 5 – days visit physician training course of JHI to the hospital. A10 days nurse training course from the Group to hospital each year and start from 2nd year onwards.
  - A 24-hourse hot line service from JHI to the VIP centre
  - Provide and responsible for a total quality management training once per year.
  - Provide business projection and strategy advise, evaluation report to the hospital once per year

º Arrange a clerical nurse to assist the management of the hospital.

º VIP Centre is responsible for:

  - Independent financial reporting of the VIP centre.
  - Responsible for the Gas, water, electricity, oxygen, Catering, Disinfectant and telecommunication of the VIP Centre.
  - Responsible for the insurances, daily consumable of the VIP centre.
  - Responsible for the salary related payments of the personnel’s of the VIP Centre, whatsoever the shortage because of the revenue of the VIP centre, will be first bared by PMSHK, and then reimbursed to PMSHK by the income of immediate following month.

Document Name	Date and Term	Parties	Subject Matter / Related Document

  - Responsible for the Mark and license fee for JHI.
  - Pay PMSHK a consultancy fee in the basis that :
       <> 1st year : 80% of the net profit;
       <> 2nd year: 77% of the net profit;
       <> 3rd year: 67% of the net profit;
       <> 4th year: 57% of the net profit;

       <> 5th years onwards: 50% of the net profit.

(b) Supplemental Agreement	undated	佛山妇幼 and PMSHK	º The parties entered into a supplemental agreement to stipulate the fees structure and human resources incentive programs for the operation of the VIP Centre.
7. 合作协议书 (Co-Operative Agreement)	18 November 2003 10 years	广州医学院第二附属医院 ("广二院") and 保康动力企业(广东)有限公司 (UPMG (Guangdong) Company Limited) ("UPMGG")	廣二院 entered into an agreement with the Group to create a one floor VIP Obstetric Centre (“VIP Centre”), in the 3rd floor of 廣二院 (the “hospital”). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Guangzhou. Healthcare executives from the Group’s U.S. team will coordinate the supervision and management of the VIP Centre.

º 廣二院 has established a VIP centre, JHI will be the medical consultant, where as the Group will be the management consultant.

º 廣二院 is responsible to :

  - send people to US for training, operation, medical issues, business and clients management - Rent the floor to the VIP Centre, and the VIP centre pay a rental fee of RMB 26,700/month to 廣二院 (include water, gas, electricity, oxygen, telecommunication, disinfectant, catering. - Responsible to provide general check up facilities and surgery facilities.

º UPMGG is responsible for:

  - Obstetric centre management, medical consultant and assisting in client management

Document Name	Date and Term	Parties	Subject Matter / Related Document

  - Obstetric centre renovation and all related fees - Obstetric centre necessary imported equipments and the maintenance - Before operation of VIP centre, pay for all fess regarding the exchange and/or physicians training of VIP centre.

º VIP Centre is responsible for:

  - Independent financial reporting - Rental Fee pay to 廣二院 of RMB26,700 / month - Consultancy fee pay to UPMGG of USD175 per baby and RMB50,000 yearly - pay for all fess regarding the JHI’s physicians to the hospital and physicians of VIP centre to JHI. - all the operating cost and overhead expenses, and the general equipment’s maintenance - Pay 80% of the net profit as consultancy fee to UPMGG in periods before UPMGG reach the break even of investment in the VIP centre. - Pay 40% of the net profit as consultancy fee to UPMGG in periods after UPMGG reach the break even of the investment in the VIP centre. - If UPMGG cannot reach the break even by the 5th operating year, pay 60%of the net profit to UPMGG and effective from 6th operating year onwards.

Document Name	Date and Term	Parties	Subject Matter / Related Document
8. (a) 合作协议书 (Co-Operative Agreement)	7 July 2004 10 years	长沙市妇幼保健院 ("长沙妇幼") and 香港保康动力(长沙)有限公司 (Proactive Medicare (Changsha) Company Limited) ("PMCC")	長沙婦幼 entered into an agreement with the Group to create a VIP Obstetric Centre (“VIP Centre”), on the 9th floor of 長沙婦幼 (the “hospital”). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Beijing. Healthcare executives from the Group’s U.S. team will coordinate the supervision and management of the VIP center.

º 長沙婦幼 has established a VIP Centre on the 9th Floors of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant

º 長沙婦幼 is responsible to :

  - send people to US for training, operation, medical issues, business and clients management - Responsible to provide general check up facilities and surgery facilities.

º PMCC is responsible for:

  - Obstetric centre management, medical consultant and assisting in client management - Obstetric centre renovation and all related fees - Obstetric centre necessary equipments and the equipments maintenance and replacement and upgrading. - Before operation, send and responsible for 3 physicians from hospital to JHI for training. - Arrange physicians from JHI visit hospital, responsible for travel and accommodation, Food & Beverage. - Provide and responsible for a total quality management training. - Provide business projection and strategy advise, evaluation report to the hospital - Provide and responsible for the hospital management software to the VIP centre (include after sale and maintenance services).      <> Non-competition for both contracted parties.

Document Name	Date and Term	Parties	Subject Matter / Related Document
<> 1st to 2nd year, PMCC shares 70% of the net profit, 3rd to 4th year PMCC shares 60% of the net profit, 5th to 10th year PMCC shares 50% of the net profit.
(b) 长沙市妇幼保健院VIP 妇产中心补充协议书 (Supplemental Agreement)	26 November 2004
9. (a) 合作协议书 (Co-Operative Agreement)	19 April 2004 10 years	无锡市妇幼保健院 ("无锡妇幼") and 香港保康动力(无锡)有限公司 (Proactive Medicare (Wuxi) Company Limited) ("PMWC")	無錫婦幼 entered into an agreement with the Group to create a VIP Obstetric Centre (“VIP Centre”), on the 18th floor of 無錫婦幼 (the “hospital”). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Wuxi. Healthcare executives from the Group’s U.S. team will coordinate the supervision and management of the VIP center.

º 無錫婦幼 has established a VIP Centre on the 18th floor of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant

º 無錫婦幼 is responsible to :
  - send people to US for training, operation, medical issues, business and clients management - responsible for the maintenance of the VIP centre and the equipments. - Responsible to provide general check up facilities and surgery facilities.

  º PMWC is responsible for:

  - Obstetric centre management, medical consultant and assisting in client management - Obstetric centre renovation and all related fees - Obstetric centre necessary imported equipments and the equipments maintenance will be responsible by the VIP centre. - First operating year, send and responsible for 3 physicians from hospital to JHI for a two weeks training. 2nd year onwards, once for every 2 year send and responsible for 2 physicians from the hospital to JHI for training.

Document Name	Date and Term	Parties	Subject Matter / Related Document

  - First year, arrange and responsible for a 10 - days visit nurse training course from JHI to the hospital; and a 10 – days visit nurse training course from the Group to the hospital from 2nd year onwards. First year, arrange and responsible for a 3-days physician training course from JHI to the hospital.

  - Provide and responsible for a total quality management training once per year. - Provide business projection and strategy advise, evaluation report to the hospital once per year - Arrange seminar of hospital management bi-annually. - Provide and responsible for the hospital management software to the VIP centre (include after sale and maintenance services). - Responsible for the operating cost of VIP centre of not less than RMB100,000 per month. - Guarantee VIP centre not less than RMB620,000 per year revenue.

º VIP Centre is responsible for:

  - Independent financial reporting of VIP centre. - Responsible for the Gas, water, electricity, oxygen, catering, Disinfectant and telecommunication of the VIP Centre. - Responsible for the insurance, daily consumables of the VIP centre. - Responsible for the salary related payments of the personnel’s of the VIP Centre. - The Salary of the Financial Controller and the General Manager of the hospital will be bared 50% by the VIP Centre, and 50% by 無錫婦幼. - Pay PMWC a consultancy fee in the basis that :      <> Before the break even of PMWC, pay 80% of the profit      <> After the break even of PMWC, pay 50% of the profit.      <> If by the end of the 5th year, PMWC does not reach the break even point , pay 60% of the profit to PMWC from the 6th year onwards.

Document Name	Date and Term	Parties	Subject Matter / Related Document

(b) Supplemental Agreement	26 May 2004	- The parties entered into the supplemental agreement to
  - amend the aggregate investment amount to RMB8 million - amend the requirement “to send 3 physicians to JHI for two weeks’ training” to “sending 5 physicians or nurses to JHI for two weeks’
  training” - amend the fees structure and human resources incentive program

10. 技术交流与合作协议书 (Technical Exchange and Co-Operative Agreement)	30 August 2005 for a term of 8 years	杭州天目山醫院有限公司 ("杭州天目山") and Proactive Medicare (Hangzhou) Company Limited (“PMHC”)	杭州天目山 entered into an agreement with the Group to create an international obstetric centre (“Obstetric Centre”), on the third floor of the first phase hospital ward.

º 杭州天目山 is responsible to :
  - providing 3 VIP outpatient units and the third floor of the first phase hospital ward as the site of the Obstetric Centre - obtain all requisite and necessary approvals and consents from relevant government departments

  - obtain approval from Pricing Bureau for the fixed fees for services provided in the Obstetric Centre

  - upon receiving authorization to use the Mark, be responsible for taking out the renovation works on the site

  - sending an initial team of 5 doctors and 15 midwives to the United
  States for training in operations, medical issues, business and clients management

  - Responsible for the provision and maintenance of the Obstetric Centre and the equipments.

  - Responsible for the provision of utilities as well as, oxygen, catering, disinfectant and telecommunication of the Obstetric Centre.

  - Responsible for risk management and bearing costs of possible medical disputes

  - Responsible to provide and maintain general check up facilities and surgery facilities.

Document Name	Date and Term	Parties	Subject Matter / Related Document

º PMHC is responsible for:
  - Design of the Obstetric Centre, provision of technical support and management support

  - Providing consultation services to the Obstetric Centre, marketing, customer service and personnel training

  - Liaison with JHI and to bear all costs of the established relationship with JHI

  - Invitation to JHI to assess the development of the Obstetric Centre and to obtain the approval/authority for use of the Mark from JHI before the opening of the Obstetric Centre

  - Payment of all fees and expenses to JHI related to use of the Mark

  - Using the standards of JHI and other international standards as reference for the design and development of the designated floor as well as technical support and management, medical consultant and assisting in client management

  - Invite relevant experts from JHI to visit the VIP Centre and make assessments of and give advice on the medical skills and managements of the VIP Centre

  - Year 1-send 2 doctors, 1 chief nurse and 1 senior nurse to JHI in the United States for two weeks’ training. Thereafter, for every two years, shall send two doctors or nurses to JHI. Cost of airfare, accommodation and food to borne by 杭州天目山 and training fees to be paid for by
  PMHC.

  - Arrange for visits by JHI experts before the opening of the Obstetrics Centre, thereafter, for each year of operation, PMHC shall arrange for visits by JHI personnel and be responsible for the costs other than training costs which shall be borne by 杭州天目山

  - Also set up 24 hours hotline for communication with JHI
º Obstetric Centre is responsible for:
  - Independent financial report of the Obstetric Centre

Document Name	Date and Term	Parties	Subject Matter / Related Document
- Pay PMHC a monthly consultancy fee of RMB40,000 for the first 3 years and RMB50,000 per month for the fifth to eighth years plus 8% of the revenue of the Obstetric Centre.
11. 技术交流与合作协议书 (Technical Exchange and Co-Operative Agreement)	29 September 2005	Proactive Medicare (Jiangsu) Company Limited (“PMJC”) and Jiangsu Province Women and Children Hygiene and Health Centre/the Auxiliary Ward of the Jiangsu Province People’s Hospital (“Jiangsu Hospital”)	Jiangsu Hospital entered into an agreement with the Group to create an obstetric centre (“Obstetric Centre”) within the hospital.

º Jiangsu Hospital is responsible to :
  - providing the first and 2nd floors of the administrative and training building of the hospital as the site of the Obstetric Centre

  - obtain all requisite and necessary approvals and consents from relevant government departments

  - obtain approval from Pricing Bureau for the fixed fees for services provided in the Obstetric Centre

  - upon receiving authorization to use the Mark, be responsible for taking out the renovation works on the site

  - sending an initial team of 5 doctors and 15 midwives to the United
  States for training in operations, medical issues, business and clients management

  - Responsible for the provision and maintenance of the Obstetric Centre and the equipments.

  - Responsible for the provision of utilities as well as, oxygen, catering, disinfectant and telecommunication of the Obstetric Centre.

  - Responsible for risk management and bearing costs of possible medical disputes

  - Responsible to provide and maintain general check up facilities and surgery facilities.
º PMJC is responsible for:
  - Design of the Obstetric Centre, provision of technical support and management support

  - Providing consultation services to the Obstetric Centre, marketing,

Document Name	Date and Term	Parties	Subject Matter / Related Document

  customer service and personnel training

  - Liaison with JHI and to bear all costs of the established relationship with JHI

  - Invitation to JHI to assess the development of the Obstetric Centre and to obtain the approval/authority for use of the Mark from JHI before the opening of the Obstetric Centre

  - Payment of all fees and expenses to JHI related to use of the Mark

  - Using the standards of JHI and other international standards as reference for the design and development of the designated floor as well as technical support and management, medical consultant and assisting in client management

  - Invite relevant experts from JHI to visit the VIP Centre and make assessments of and give advice on the medical skills and managements of the VIP Centre

  - Year 1-send 2 doctors, 1 chief nurse and 1 senior nurse to JHI in the United States for two weeks’ training. Thereafter, for every two years, shall send two doctors or nurses to JHI. Cost of airfare, accommodation and food to borne by Jiangsu Hospital and training fees to be paid for by PMJC.

  - Arrange for visits by JHI experts before the opening of the Obstetrics Centre, thereafter, for each year of operation, PMJC shall arrange for visits by JHI personnel and be responsible for the costs other than training costs which shall be borne by Jiangsu Hospital.

  - Also set up 24 hours hotline for communication with JHI

º Obstetric Centre is responsible for:
  - Independent financial report of the Obstetric Centre

  - Profit guarantee of RMB1.5 million to Jiangsu Hospital. If for the first six months of operation, the profits do not reach RMB125,000 per month, then the total sum of the actual profit shall be paid to Jiangsu Hospital

Document Name	Date and Term	Parties	Subject Matter / Related Document
12. Agreement between Data Pacific Medical Group Limited and UPMG (Hong Kong) Limited	28 June 2006	Data Pacific Medical Group Limited (“Data Pacific”) and UPMG (Hong Kong) Limited (“UPMG(HK)”)	UPMG (HK) entered into an agreement with Data Pacific in relation to provision of services: hospital management, clinical support and related consultancy services and marketing and development of health services in Macau.

Among other things, Data Pacific agrees to buy 50% of the shares of UPMG(HK)

Operating costs shall be borne by parties equally

Responsibilities of UPMG (HK) shall be to procure technical know-how to the Macau Hospital, coordinate and procure the expertise of JHI to act as clinical advisor or any other capacity as to be determined from time to time on a case by case basis; assist the Macau Hospital to develop training programs and develop strategies for marketing of medicines and medical equipment and so on.
13. Draft Hospital Management, Hospital Services Development and Related Consulting Services Agreement	01 Oct 2006	The University Hospital of Macau University of Science and Technology Foundation (“University Hospital”) and UPMG (Macau) Limited (“UPMG(Macau”)	For an annual management fee of a minimum sum of MOP1.2 million, UPMG (Macau) shall provide services hospital management services, clinical support and hospital consultancy services for the Western medicine section of the University Hospital.

For the first year during the term of the agreement, UPMG (Macau) shall receive 10% of the annual gross surplus of fees paid by clients

In the second and subsequent years, UPMG(Macau) shall receive 5% of the annual gross surplus of fees paid by clients

There is a fee guarantee of a minimum of MOP1.2 million
Amendment of the Hospital Management, Hospital Services Development and Related Consulting Services Agreement	27th Jun 2007	The university Hospital of Macau University of Science and Technology Foundation (UH) and UPMG (Macau) Ltd	Purpose

To amend the clause 14 & 15 of the said agreement dated 1st October 2006

- Instead to providing daily on-site management services on regular basis to UH, it is proposed that such services may be performed as and when UH has needs for those services. For each of those requested services, UPMG (Macau) and UH shall agree on a fee on a project by project basis

- In line with such amendment, UPMG (Macau) shall no longer be obligated to deploy full time senior management level personnel to Macau as per clause 3.5 to execute the said agreement. The full time services of such senior personnel shall be ceased from 1st Jun 2007. Consequently the services fee payable to UPMG (Macau) by UH as per clause 4 shall be adjusted accordingly. In other words, from 1st June 2007, UH shall only be required to pay monthly service fee MOP40,000 (as per clauses 4.1 & 4.5) to UPMG (Macau). Since in the last year (1st Jun 2006 to 31st May 2007) UH did not

Document Name	Date and Term	Parties	Subject Matter / Related Document
make any profits so UH is not required to pay any incentive entitlement fee to UPMG (Macau) as per clause 4.2)

In line with such amendment, the Incentive Entitlement Fee as per clause 4.2 shall be amended to read as follows “In the Second and subsequent years this services agreement UPMG (Macau)shall receive incentive entitlement fee of 5% of the annual gross surplus of fees paid by clients and services that are deemed to be under the original management and development responsibility of UPMG (MACAU) between 1st Jun 2006 and 31st May 2007-12-17
14. Management Service Agreement	26 October 2006	UPMG (Hong Kong) Limited and American-Sino Human Resources Consulting (“ASHRCM”) and Management (Shanghai) Ltd	UPMG (HK) entered into a management service agreement with American-Sino Human Resources Consulting & Management (Shanghai) Ltd to appoint Dr. Kenneth K. Lee (“Dr. Lee”) as the chief operating officer of the Macau Hospital. Under the agreement, Dr. Lee shall provide clinical service expertise including consulting, teaching and training for registered physicians and medical staff of the Macau Hospital.

Management fee payable to ASHRCM a fee of RMB80,000

Agreement may be terminated by either party giving one month written notice

Agreements between PMEHK and PMEUS

Document Name	Date and Term	Parties	Subject Matter / Related Document
1. Services Agreement	11 April 2003 12 years from 1 October 2002 extendable for 12 months at a time	PMEHK and PMEUS	To record terms between the parties verbally agreed to on 1 October 2002 under which PMEUS would provide medical and management consultation services and technical support to PMEHK in relation to birthing facilities in the PRC

The provision of services to IPMCHH under various agreements with IPMCHH and other services as required by PMEHK in the PRC in relation to various birthing facilities

Consideration:

º PME(US) shall be paid HK$3,000,000 during the term of 12 years from 1 October 2002 (term of IPMCHH Agreement)

º If revenue from IPMCHH VIP maternity ward exceeds HK$1 million for any consecutive 12 month period, then PME(US) shall receive a bonus

º For the services other than IPMCHH services, PME(US) shall be paid aggregate of Hk$9 million
2. Project Consultancy Agreement	28 March 2004	PMEHK and PMEUS	To re-establish the terms between the parties regarding the consultation services from PMEUS to PMEHK and supersedes the Services Agreement dated 11 April 2003. Term of 12 years from date of execution unless sooner terminated according to termination clause

PMEHK appoints PMEUS as project consultant to provide services related to establishment, management and development of healthcare services in the PRC

Professional fees are calculated pursuant to number of beds managed in various VIP centres and consultation fees are charged on a per baby basis

In addition, PMEUS shall also procure overseas professionals to visit and conduct training session in the various VIP centres

Other Agreements

Document Name	Date and Term	Parties	Subject Matter / Related Document
1. Agreement for the subscription of certain shares in UPMG	9 September 2004	Ram Max Group Limited and UPMG	Issue of 1,050 shares for consideration of US$1,499,400 (US$1,428 per subscription share)

Conditions:

º Approvals of holders of notes in the aggregate amounts of HK$34.5 million. HK$15 million and US$840,000 issued on 21 May 2003, 31 December 2003 and 21 May 2003 respectively

º Company maintains sufficient authorized unissued share capital

º Each Subscription Agreement has become unconditional. Date to fulfil conditions: one day after date of Agreement i.e. 9 September 2004; Completion Date: 5 days from above i.e. 15 September 2004 assume fulfilled
2. Agreement for the subscription of certain shares in UPMG	9 September 2004	Jade Treasure International Limited and UPMG	Issue of 248 UPMG shares for consideration of US$500,960 (US$2,020 per subscription share)

Conditions:

º Approvals of holders of notes in the aggregate amounts of HK$34.5 million. HK$15 million and US$840,000 issued on 21 May 2003, 31 December 2003 and 21 May 2003 respectively

º Company maintains sufficient authorized unissued share capital

º Each Subscription Agreement has become unconditional. Date to fulfil conditions: one day after date of Agreement i.e. 9 September 2004; Completion Date: 5 days from above i.e. 15 September 2004 assume fulfilled
3. Agreement for the subscription of certain shares in UPMG	9 September 2004	Skyway Developments Limited and UPMG	Issue of 310 UPMG shares for consideration of US$499,720 (US$1,612 per subscription share) Conditions:

º Approvals of holders of notes in the aggregate amounts of HK$34.5 million. HK$15 million and US$840,000 issued on 21 May 2003, 31 December 2003 and 21 May 2003 respectively

º Company maintains sufficient authorized unissued share capital

º Each Subscription Agreement has become unconditional. Date to fulfil conditions: one day after date of Agreement i.e. 9 September 2004; Completion Date: 5 days from above i.e. 15 September 2004 assume fulfilled

Document Name	Date and Term	Parties	Subject Matter / Related Document
4. Agreement for the subscription of certain shares in UPMG	9 September 2004	Ram Max Group Limited and UPMG
5. Agreement for the subscription of certain shares in UPMG	9 September 2004	JHI and UPMG
6. Agreement for the subscription of certain shares in UPMG	9 September 2004	Skyway Developments Limited and UPMG
7. Agreement for the acquisition of shares in UPMGI	5 May 2003	Autoscale Resources Limited, Egoal Expertise Limited, All South Resources Limited and Pacific Phoenix Investment Management Limited	Share Swap Agreement whereby UPMG acquired all the issued share capital of UPMGI in exchange of issuing its shares to the Vendors
8. Confidential Private Placement Memorandum and related documents	4 June 2004	UPMG	Offering of shares in UPMG to investors in the USA up to a maximum of US$1,500,000
9. Agreements for subscription of Preference Shares in UPMG	Various dates in 2005 and 2006		Subscription of Preference Shares by 27 different investors in Hong Kong and the USA for a total of 4,565 Preference Shares

SCHEDULE 9
TO THE SHARE EXCHANGE AGREEMENT
AMONG THE CAVALIER GROUP, UNITED PREMIER MEDICAL GROUP LIMITED AND THE
SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Contracts	Date
a. Miss Pang Wai Yi - Executive Assistant	5 Jun 2006
b. Mr. Lee Ho Kuen, Walter – Business Development Manager	23 Aug 2006
c. Ms. Sin Shuk Yee, Daisy – Deputy Project Manager	24 Nov 2003
d. Miss Yang Qian – Senior Project Manager	2 Aug 2005
e. Mr. Cheng Xiu Sheng – Consultant	20 Jul 2007
f. Mr. Song Yin Feng - Consultant	12 May 2006
g. Ms. Peng Xiao Mei – Business & Operation Manager	25 Aug 2005
h. Ms. Liang Ting Ji – Administrative Assistant	16 Jun 2005
Management Service Agreement
a. Mr. Henry Janes Macfarland – Chief Executive Officer - Stonebridge Healthcare Consulting, LLC - United Premier Medical Group (Hong Kong) Limited	15 Oct 2007
b. Dr. Kenneth K Lee – Chief Operation Officer - American-Sino Human Resources Consulting Management (Shanghai) Limited - United Premier Medical Group (Hong Kong) Limited	26 Oct 2006
b. Mr. Chan Kam Fai, Edwin – Chief Financial Officer - Asset Spring Investments Limited - United Premier Medical Group (Hong Kong) Limited	1 Nov 2007